Exhibit 8.1

Subsidiaries and Equity Investments of the Company

The following table lists our consolidated subsidiaries and our percentage ownership as of December 31, 2012:

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Australia, Sydney	STMicroelectronics PTY Ltd	100
Belgium, Diegem	ST-Ericsson Belgium N.V.	50
Belgium, Diegem	Proton World International N.V.	100
Brazil, Sao Paulo	STMicroelectronics Ltda	100
Brazil, Sao Paulo	Incard do Brazil Ltda	50
Canada, Ottawa	STMicroelectronics (Canada), Inc.	100
China, Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
China, Beijing	ST-Ericsson Semiconductor (Beijing) Co. Ltd	50
China, Shanghai	STMicroelectronics (Shanghai) Co. Ltd	100
China, Shanghai	STMicroelectronics (Shanghai) R&D Co. Ltd	100
China, Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China, Shanghai	ST-Ericsson Semiconductor (Shanghai) Co. Ltd	50
China, Shanghai	Shanghai NF Semiconductors Technology Ltd	50
China, Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China, Shenzhen	STMicroelectronics (Shenzhen) Co. Ltd	100
China, Shenzhen	STMicroelectronics (Shenzhen) Manufacturing Co. Ltd	100
China, Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
Czech Republic, Prague	STMicroelectronics Design and Application s.r.o.	100
Czech Republic, Prague	ST-Ericsson s.r.o.	50
Finland, Nummela	STMicroelectronics Finland OY	100
Finland, Turku	ST-Ericsson OY	50
France, Crolles	STMicroelectronics (Crolles 2) SAS	100
France, Grenoble	STMicroelectronics (Grenoble 2) SAS	100
France, Grenoble	ST-Ericsson (Grenoble) SAS	50
France, Grenoble	ST-Ericsson (France) SAS	50
France, Montrouge	STMicroelectronics S.A.	100
France, Rousset	STMicroelectronics (Rousset) SAS	100
France, Tours	STMicroelectronics (Tours) SAS	100
Germany, Aschheim-Dornach	STMicroelectronics GmbH	100
Germany, Aschheim-Dornach	STMicroelectronics Application GmbH	100
Germany, Aschheim-Dornach	ST-NXP Wireless GmbH i.L.	50
Holland, Amsterdam	STMicroelectronics Finance B.V.	100
Holland, Amsterdam	STMicroelectronics Finance II N.V.	100
Holland, Amsterdam	STMicroelectronics International N.V.	100
Holland, Eindhoven	ST-Ericsson B.V.	50

Exhibit 8.1

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Holland, Eindhoven	ST-Ericsson Holding B.V.	50
Hong Kong, Hong Kong	STMicroelectronics LTD	100
India, Bangalore	NF Wireless India Pvt Ltd i.L.	50
India, New Delhi	STMicroelectronics Marketing Pvt Ltd	100
India, Noida	STMicroelectronics Pvt Ltd	100
India, Noida	ST-Ericsson India Pvt Ltd	50
Israel, Netanya	STMicroelectronics Ltd	100
Italy, Agrate Brianza	STMicroelectronics S.r.l.	100
Italy, Agrate Brianza	ST-Ericsson Srl	50
Italy, Aosta	DORA S.p.a.	100
Italy, Catania	CO.RI.M.ME.	100
Italy, Naples	STMicroelectronics Services S.r.l.	100
Italy, Torino	ST-POLITO Scarl	75
Japan, Tokyo	STMicroelectronics KK	100
Japan, Tokyo	ST-Ericsson KK	50
Korea, Seoul	ST-Ericsson Korea Ltd	50
Malaysia, Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia, Muar	STMicroelectronics SDN BHD	100
Malaysia, Muar	ST-Ericsson SDN BHD	50
Malta, Kirkop	STMicroelectronics (Malta) Ltd	100
Mexico, Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Morocco, Rabat	Electronic Holding S.A.	100
Morocco, Casablanca	STMicroelectronics S.A.S. (Maroc)	100
Morocco, Rabat	ST-Ericsson (Maroc) SARLAU	50
Norway, Grimstad	ST-Ericsson A.S.	50
Philippines, Calamba	STMicroelectronics, Inc.	100
Philippines, Calamba	ST-Ericsson (Philippines) Inc.	50
Philippines, Calamba	Mountain Drive Property, Inc.	20
Singapore, Ang Mo Kio	STMicroelectronics Asia Pacific Pte Ltd	100
Singapore, Ang Mo Kio	STMicroelectronics Pte Ltd	100
Singapore, Ang Mo Kio	ST-Ericsson Asia Pacific Pte Ltd	50
Singapore, The Curie	Veredus Laboratories Pte Ltd	67
Spain, Barcelona	STMicroelectronics Iberia S.A.	100
Sweden, Kista	STMicroelectronics A.B.	100
Sweden, Lund	ST-Ericsson A.B.	50
Switzerland, Geneva	STMicroelectronics S.A.	100
Switzerland, Geneva	INCARD S.A.	100
Switzerland, Geneva	ST-Ericsson S.A.	50
Switzerland, Geneva	ST New Ventures S.A.	100
Taiwan, Taipei	ST-Ericsson (Taiwan) Ltd	50

Exhibit 8.1

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Thailand, Bangkok	STMicroelectronics (Thailand) Ltd	100
United Kingdom, Bristol	Inmos Limited	100
United Kingdom, Bristol	ST-Ericsson (UK) Ltd	50
United Kingdom, Marlow	STMicroelectronics Limited	100
United Kingdom, Marlow	STMicroelectronics (Research & Development) Limited	100
United Kingdom, Reading	Synad Technologies Limited	100
United States, Coppell	STMicroelectronics Inc.	100
United States, Coppell	ST-Ericsson Inc.	50
United States, Coppell	Genesis Microchip Inc.	100
United States, Coppell	Genesis Microchip (Delaware) Inc.	100
United States, Coppell	Genesis Microchip LLC	100
United States, Coppell	Genesis Microchip Limited Partnership	100
United States, Coppell	Sage Inc.	100
United States, Coppell	Faroudja Inc.	100
United States, Coppell	Faroudja Laboratories Inc.	100
United States, Coppell	STMicroelectronics (North America) Holding, Inc.	100
United States, Wilsonville	The Portland Group, Inc.	100

The following table lists our principal equity-method investments and our percentage ownership as of December 31, 2012:

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
France, Grenoble	MicroOLED S.A.S	39.6
Italy, Catania	3Sun S.r.l.	33.3
South Korea, Yongin-si	ATLab Inc.	8.0
Switzerland, Geneva	ST-Ericsson AT SA	49.0

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